Exhibit 10.27

Summary of Employment Arrangement with Jeffrey Mueller, President / General Manager – Consumer Power

1.       Term – Employment at will, beginning November 13, 2017

2.       Compensation - $370,000 annually. Salary is eligible for review in 2019 in accordance with Generac’s normal policies.

3.       Executive Management Incentive Program (EMIP) – Employee is eligible to participate in the EMIP with target bonus of 50% of salary and opportunity to earn up to 125% of base salary annually.

4.       Long-Term Incentive Compensation (LTIP) – Employee is eligible to participate in Generac’s LTIP.

5.       Sign-On Equity Grant – On November 13, 2017, employee received an aggregate amount of $500,000 of Company common stock determined by fair market value at time of grant. All shares are subject to the Company’s Equity Incentive Plan.

6.       Benefits – Employee is eligible for the Generac benefits plan on the same terms as other employees.

7.       Vacation – Vacation will accrue in accordance with the Company's practices.

8.       Relocation – Moving expenses, temporary living accommodations and associated fees covered.